SECURITIES EXCHANGE AGREEMENT

SECURITIES EXCHANGE AGREEMENT ("this Agreement") dated as of August 11, 2005 by and among VENUS BEAUTY SUPPLY, INC., a Florida corporation ("Purchaser"), the individuals named on Schedule 1.1 hereto (the "Shareholders") and FERMAVIR RESEARCH, INC., a Delaware corporation (the "Company").

W I T N E S S E T H:

WHEREAS, the Shareholders own all 1,829,000 outstanding shares (the "Company Shares") of common stock, $.001 par value of the Company (the "Company Common Stock"); and

WHEREAS, the Shareholders wish to sell and Purchaser desires to purchase the Company Shares pursuant to this Agreement in exchange for shares of the common stock $.001 par value ("Purchaser Stock") of the Purchaser (as effected by certain recapitalization transactions described herein, the "Purchaser Shares"); and

WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Company Shares pursuant to this Agreement, Purchaser shall own all of the outstanding shares of capital stock of the Company;

NOW, THEREFORE, IT IS AGREED:

ARTICLE 1

REPRESENTATIONS OF THE SHAREHOLDERS

The Shareholders, individually, represent and warrant to the Purchaser as of the date of this Agreement and as of the date of the Closing as follows:

1.1 Ownership of Stock. Such Shareholder is the lawful owner of the number of shares of Company Shares listed opposite the name of such Shareholder in Schedule 1.1 hereto (in the aggregate constituting all of the issued and outstanding shares of Company Common Stock), free and clear of all preemptive or similar rights, liens, encumbrances, restrictions and claims of every kind. Such Shareholder has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Company Shares so owned by such Shareholder pursuant to this Agreement and the delivery to Purchaser of the Company Shares by such Shareholder pursuant to the provisions of this Agreement will transfer to Purchaser valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. Such Shareholder is a resident or incorporated under the laws of the state set forth opposite such Shareholder’s name in Schedule 1.1.

1.2 Authority to Execute and Perform Agreement; No Breach. Such Shareholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to sell, assign, transfer and convey the Company Shares owned by such Shareholder and to perform fully their respective obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and, assuming due execution and delivery by, and enforceability against, Purchaser, constitutes the valid and binding obligation of such Shareholder enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by such Shareholder or in connection with the execution and delivery by such Shareholder of this Agreement and consummation and performance by them of the transactions contemplated hereby, other than as set forth on Schedule 1.2. The execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by such Shareholder will not:

(a) knowingly violate, conflict with or result in the breach of any of the material terms of, or constitute (or with notice or lapse of time or both would constitute) a material default under, any contract, lease, agreement or other instrument or obligation to which such Shareholder is a party or by or to which any of the properties and assets of such Shareholder may be bound or subject;

(b) violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which either such Shareholder or the securities, assets, properties or business of such Shareholder is bound; or

(c) knowingly violate any statute, law or regulation.

1.3 Restrictive Agreements. Except as set forth on Schedule 1.3 attached hereto, Such Shareholder is not subject to, or a party to, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement, compliance by such Shareholder with the terms, conditions and provisions of which would restrict the ability of the Company to acquire any property or conduct its business as conducted or proposed to be conducted.

1.4 Securities Matters. Such Shareholder:

(a) understands that the Purchaser Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities act in reliance on exemptions therefrom.

(b) acknowledges that the Purchaser Shares are being acquired solely for such Shareholder’s own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof, the Shareholder has no present plans to enter into any such contract, undertaking, agreement or arrangement and such Shareholder further understands that the Purchaser Shares, may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption;

(d) acknowledges that in connection with the purchase of the Purchaser Shares, no representation has been made by representatives of the Purchaser regarding its business, assets or prospects other than that set forth herein and that it is relying upon the information set forth in the filings made by Purchaser pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and such other representations and warranties as set forth in this Agreement.

(e) Agrees that the certificate or certificates representing the Purchaser Shares will be inscribed with substantially the following legend:

"The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of Purchaser’s counsel that registration is not required under said Act."

1.5 Broker’s or Finder’s Fees. No agent, broker, person or firm acting on behalf of the Company or the Shareholders is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

ARTICLE 2

REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to the Purchaser as of the date of this Agreement and as of the date of the Closing as follows:

2.1 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the power to own or lease its properties and assets and to carry on its business as now being conducted.

2.2 Capital Stock. The Company has an authorized capitalization consisting of 25,000,000 shares of stock, $.0001 par value, of which 20,000,000 shares are Common Stock and 5,000,000 shares are Preferred Stock. There are 1,829,000 shares of Common Stock issued and outstanding and no shares of Preferred Stock are either issued or outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth as Schedule 2.2 attached hereto, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of the capital stock of the Company, other than the sale of the Company Shares as contemplated by this Agreement.

2.3 Financial Records. The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to maintain accountability for the Company’s consolidated assets; (iii) access to the Company’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of the Company’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

2.4 Books and Records. The corporate materials supplied to the Purchaser are true, correct and complete in all material respects.

2.5 Title to Properties; Encumbrances.

(a) The Company has valid and marketable title to all of its properties and assets (real and personal, tangible and intangible).

(b) The rights, properties and other assets presently owned, leased or licensed, by the Company include all rights, properties and other assets necessary to permit the Company to conduct its business in the same manner as its business has heretofore been conducted. All such properties and assets owned or leased by the Company are in satisfactory condition and repair, other than ordinary wear and tear.

To the Company’s knowledge, no structure or improvement on the real property leased by the Company, whether now existing or intended to be constructed pursuant to existing plans and specifications, violates, or if completed would violate, any applicable zoning or building regulations or ordinances or similar federal, state or municipal law.

With respect to the real property and structures and improvements, whether now existing, under construction or intended to be constructed pursuant to existing plans and specifications, the Company has all governmental permits, approvals, consents or similar authorizations necessary to own or lease, construct and operate its properties, each of which are listed on Schedule 2.5(b). Such governmental permits, approvals, consents or similar authorizations will remain in effect or, if due to expire by its terms, the Shareholders have no reason to believe that they will not be renewable in accordance with their terms.

To the Company’s knowledge, no violations of any easements or restrictions relating to the real property exist.

To the Company’s knowledge, no material structural defects in any of the buildings or other improvements erected on the leased real property exist.

2.6 Leases. Schedule 2.6 attached hereto, contains an accurate and complete list and description of the terms of all leases to which the Company is a party (as lessee or lessor). Each lease set forth on Schedule 2.6 (or required to be set forth on Schedule 2.6) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. The Company has not violated any of the terms or conditions under any such lease in any material respect. The property leased by the Company is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

2.7 Material Contracts. Except as set forth on Schedule 2.7 attached hereto, the Company is not bound by:

(a) any agreement, contract or commitment relating to the employment of any person by the Company, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

(b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

(c) any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person") or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

(d) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

(e) any management service, consulting or any other similar type contract;

(f) any agreement, contract or commitment limiting the freedom of the Company or any subsidiary to engage in any line of business or to compete with any Person;

(g) any agreement, contract or commitment not entered into in the ordinary course of business which involves $25,000 or more and is not cancelable without penalty or premium within 30 days; or

(h) any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of the Company.

Each contract or agreement set forth on Schedule 2.7 (or not required to be set forth on Schedule 2.7) is in full force and effect and, to the Company’s knowledge, there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. The Company has not violated any of the terms or conditions of any contract or agreement set forth on Schedule 2.7 (or not required to be set forth on Schedule 2.7) in any material respect, and, to the knowledge, of the Shareholders, all of the covenants to be performed by any other party thereto have been fully performed. Except as set forth on Schedule 2.7, the consummation of the transactions contemplated hereby does not constitute an event of default (or an event, which with notice or the lapse of time or both would constitute a default) under any such contract or agreement.

2.8 Restrictive Documents. (a) Except as set forth on Schedule 2.8 attached hereto, the Company is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of the Company or any of its assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, or the continued operation of the Company’s business after the date hereof or the Closing Date (as hereinafter defined) on substantially the same basis as heretofore operated or which would restrict the ability of the Company to acquire any property or conduct business in any area.

2.9 Litigation. Except as set forth on Schedule 2.9 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of the Shareholders any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of the Shareholders, threatened, against or affecting the Company, or any of its properties or rights, or any officer, director or employee of the Company other than such items which are insignificant and immaterial and which do not adversely affect (i) the right or ability of the Company to carry on business as now conducted; (ii) the condition, whether financial or otherwise, or properties of the Company; or (iii) the consummation of the transactions contemplated hereby. To the knowledge of the Company there is no valid basis for any such action, proceeding or investigation. To the knowledge of the Company there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which either the Company, or any officer, director or employee of the Company, or the securities, assets, properties or business of any of them is bound, other than any such items which are insignificant and immaterial and which do not and will not adversely affect (i) the right of the Company to carry on its business as now conducted and as proposed to be conducted by the Purchaser after the consummation of the transactions contemplated by this Agreement; (ii) the condition, whether financial or otherwise, of properties of the Company; or (iii) the consummation of the transactions contemplated hereby.

2.10 Taxes. Except as set forth on Schedule 2.10, the Company and every member of the consolidated group of which the Company is a part has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, the Company. Such returns and reports reflect accurately all known liability for taxes of the Company for the periods covered thereby. Except as set forth on Schedule 2.12, all federal, state, local and foreign income, profits, franchise, employment, sales, use, occupancy, excise and other taxes and assessments, stock and transfer taxes (including interest and penalties) payable by, or shown to be due from, the Company and any member of the consolidated group of which the Company is a part, have been fully paid and fully provided for in the books and financial statements of the Company. To the knowledge of the Company, no examination of any tax return of the Company or any member of a consolidated group of which the Company is a part, is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company.

2.11 Liabilities. The Company has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which are not properly reflected in the Financial Statements in a manner consistently with past practice, other than (i) liabilities incurred in the ordinary course of business not exceeding $25,000 individually or $75,000 in the aggregate, and (ii) liabilities disclosed in Schedule 2.11 hereto. At the Closing, the liabilities of the Company which would be required to be reflected on a balance sheet of the Company prepared on such date in the manner described in Section 2.3 will not exceed $100,000 including fees and expenses of counsel incurred preparing for, negotiating and performing this Agreement. The Company is not in default in respect of the terms or conditions of any indebtedness.

2.12 Intellectual Properties.

(a) Since its formation, to the Company’s knowledge, the business of the Company has not developed or utilized any Intellectual Property (as hereinafter defined) except that which is listed on Schedule 2.12, rights obtained by the Company pursuant to the assignment and other ownership rights obtained by common law assignments, licenses, consulting agreements and work for hire employment agreements and commercially or publicly available software and databases used by the Company as also listed on Schedule 2.12. Except as otherwise set forth on Schedule 2.12, to the knowledge of the Company, the Company owns all right, title and interest in the Intellectual Property listed on Schedule 2.12 including, without limitation, the rights to use, transfer, assign and license the same. Each item of Intellectual Property listed on Schedule 2.12 and owned by the Company has, as applicable, been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect. Except as set forth on Schedule 2.12, no claim adverse to the interests of the Company in the Intellectual Property or agreements listed on Schedule 2.12 has been made, threatened or asserted. To the knowledge of the Company, no Person has infringed or otherwise violated the rights of the Company in any of the Intellectual Property or agreements listed on Schedule 2.12 nor has any present or former employee or consultant violated any agreement with the Company relating to Intellectual Property. Except as set forth on Schedule 2.12, no litigation is pending, threatened or asserted wherein the Company is accused of infringing or otherwise violating Intellectual Property rights of others, or of breaching a contract conveying rights under Intellectual Property. For purposes of this Section 2.12, "Intellectual Property" means domestic and foreign patents, patent applications, registered and unregistered trademarks and service marks, trade names, registered and unregistered copyrights, computer programs, databases, trade secrets, proprietary information, and domain names. The Shareholders have assigned any Intellectual Property owned by them and used in the Company’s business to the Company. To the knowledge of the Company, the operation of the business of the Company does not infringe on the Intellectual Property rights of others.

(b) Schedule 2.12(b) lists the Company’s pending patent applications.

2.13 Compliance with Laws. To the knowledge of the Company, neither the Company, nor to the knowledge of the Company, any officer, director or employee of the Company, is in violation of any applicable order, judgment, injunction, award or decree, related to, arising out of or affecting the business or operations of the Company or its properties or assets. To the knowledge of the Company, neither the Company, nor any officer, director or employee of the Company is in violation of any federal, state, local or foreign law, ordinance, regulation or any other requirement of any governmental or regulatory body, court or arbitrator (including, without limitation, laws relating to the environment and OSHA and the Americans with Disabilities Act) other than insignificant or immaterial violations which do not and will not adversely affect (i) the Company’s business or property; (ii) the business proposed to be conducted by the Purchaser after the consummation of the transactions contemplated by this Agreement; or (iii) the consummation of the transactions contemplated by this Agreement. To the knowledge of the Company, each permit, license, order or approval of any governmental or regulatory body or other applicable authority ("Permits") that is material to the conduct of the Company’s business is in full force and effect, no violations are or have been recorded in respect of any permit and no proceeding is pending or, to the knowledge of the Company, threatened, to revoke or limit any Permit, which revocation or limitation could have an adverse effect on the Company’s business or property or the business to be conducted by the Purchaser after the consummation of the transactions contemplated by this Agreement. Schedule 2.13 contains a list of all Permits. Except as set forth on Schedule 2.13, no approval or consent of any person is needed in order that the Permits continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

2.14 Employment Relations. The Company is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice.

2.15 Employee Benefit Plans. The Company has no employee welfare benefit plan (an "Employee Welfare Plan"), as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

2.16 Interests in Clients, Suppliers, Etc. Except as set forth on Schedule 2.16 attached hereto, no Shareholder nor any officer or director of the Company possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, association or business organization which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of the Company. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, not in excess of 1% of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 2.16.

2.17 Bank Accounts and Powers of Attorney. The Company has disclosed to Purchaser: (a) the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto; (b) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

2.18 No Material Changes. Except as stated otherwise in this Agreement or the Schedules and Exhibits hereto, the Company has not on a consolidated basis:

(a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities and obligations in the ordinary course of business and consistent with past practice and which have resulted in an increase of liabilities since the date of the Balance Sheet of not more than $75,000 in the aggregate;

(b) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens);

(c) sold, transferred or otherwise disposed of any assets except inventory sold in the ordinary course of business and consistent with past practice;

(d) made any single capital expenditure or commitment therefor, in excess of $25,000 or made aggregate capital expenditures and commitments therefor in excess of $75,000;

(e) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

(f) made any bonus or profit sharing distribution or payment of any kind;

(g) increased its indebtedness for borrowed money, or made any loan to any Person;

(h) written off as uncollectible any notes or accounts receivable, except immaterial write-downs or write-offs in the ordinary course of business and consistent with past practice which do not exceed $25,000 in the aggregate charged to applicable reserves, and none of which individually or in the aggregate is material to the Company;

(i) granted any increase in the rate of wages, salaries, bonuses or other remuneration or benefits of any executive employee or other employees or consultants, and no such increase is customary on a periodic basis or required by agreement or understanding;

(j) canceled or waived any claims or rights of substantial value;

(k) made any change in any method of accounting or auditing practice;

(l) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business and consistent with past practices;

(m) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected and reserved against in the Company’s Financial Statements or incurred in the ordinary course of business and consistent with past practice;

(n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible to, or entered into any agreement or arrangement of any kind with, any of its officers, directors or shareholders or any affiliate or associate of its officers, directors or shareholders;

(o) suffered any material adverse changes in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business operations or prospects; or

(p) agreed, whether or not in writing, to do any of the foregoing.

2.19 Certain Business Practices. No officer, director, shareholder, employee, agent or other representative of the Company, or to the Company’s knowledge, any person acting on behalf of them has directly or indirectly, within the past five years, given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Company or assist the Company in connection with an actual or proposed transaction or grant.

2.20 Subsidiaries. The Company has no interest in any corporation, partnership, joint venture or other entity.

2.21 Disclosure. Neither this Agreement, nor any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Shareholders or by or on behalf of any of the Company’s directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. To the knowledge of the Company, there is no fact relating to the Company known to the Company which could materially and adversely affect the business, prospects or financial condition of the Company or its properties or assets, which has not been set forth in this Agreement, any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Company or by or on behalf of any of the Company’s directors or officers in connection with the transactions contemplated by this Agreement.

2.22 Broker’s or Finder’s Fees. No agent, broker, person or firm acting on behalf of the Company or the Shareholders is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

2.23 Copies of Documents. The Company has caused to be made available for inspection and copying by the Purchaser and its advisers, true, complete and correct copies of all documents referred to in this Article 2 or in any Schedule attached hereto.

ARTICLE 3

REPRESENTATIONS OF THE PURCHASER

The Purchaser represents and warrants to the Shareholders as of the date of this Agreement and the date of the Closing as follows:

3.1 Organization and Corporate Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon the Purchaser. The Purchaser has all requisite corporate power and authority to conduct its business as now being conducted. The Purchaser’s Articles of Incorporation as amended to date, certified by the Secretary of State of Florida, and the By-laws of the Purchaser as amended to date, certified by the President and the Secretary of the Purchaser, which have been delivered to the Shareholders prior to the execution hereof, are true and complete copies thereof as in effect as of the date hereof.

3.2 Authorization. The Purchaser has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to issue and sell the Purchaser Shares to the Shareholders, and to perform all of its obligations hereunder. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of the Purchaser on or before the Closing Date, which authorizations remain in full force and effect, have been duly executed and delivered by the Purchaser, and no other corporate proceedings on the part of the Purchaser are required to authorize this Agreement and the transactions contemplated hereby, except as specifically set forth herein. This Agreement constitutes the legal, valid and binding obligation of the Purchaser and is enforceable with respect to the Purchaser in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws of court decisions relating to or affecting generally the enforcements of creditors’ rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach or, violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which the Purchaser is a party or by which the Purchaser or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or properties of the Purchaser. No authorization, consent or approval of any public body of authority or any third party is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement.

3.3 Capitalization. Immediately prior to the Closing (or at the time certificates representing the Purchaser Shares are delivered to the Shareholders), the authorized capital stock of the Purchaser will consist of 50,000,000 shares of Common Stock, $.001 par value and 20,000,000 shares of Preferred Stock, $.001 par value, of which 14,400,000 shares of Common Stock will be issued and outstanding. All of the outstanding shares of the Purchaser’s Common Stock have been, and all of the Purchaser’s Common Stock to be issued and sold to the Shareholders pursuant to this Agreement, when issued and delivered as provided herein will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive or similar rights and issued in compliance with federal and state securities laws. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of the capital stock of the Purchaser other than the sale of the Purchaser Shares as contemplated by this Agreement and the grant of options described in Section 5.15 and 6.10.

3.4 Financial Statements.

(a) The Purchaser’s financial statements contained in its Form 10-QSB for the period ended February 28, 2005 (the "Purchaser’s Financial Statements") are complete in material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Purchaser’s Financial Statements accurately set out and describe the financial condition and operating results of the Purchaser as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Purchaser’s Financial Statements, the Purchaser has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to February 28, 2005 not in excess of $75,000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Purchaser’s Financial Statements. The Purchaser maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

(b) Except as set forth in Schedule 3.4, since February 28, 2005 there has been (i) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Purchaser whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (ii) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Purchaser and to the best knowledge, information and belief of Purchaser, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

3.5 Subsidiaries. The Purchaser has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

3.6. Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the most recent balance sheet included in the Purchaser’s Financial Statements, the Purchaser has no liability(s) or obligation(s) (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, properties, condition (financial or otherwise) or prospects of the Purchaser. Except as disclosed in filings made with the SEC, there are no material changes in the business of the Purchaser.

3.7 No Pending Material Litigation or Proceedings. Except as set forth in the Purchaser’s Form 10-QSB, there are no actions, suits or proceedings pending or, to the best of the Purchaser’s knowledge, threatened against or affecting the Purchaser (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors of the Purchaser in connection with the business, operations or affairs of the Purchaser, which might result in any adverse change in the business, properties or assets, or in the condition (financial or otherwise) of the Purchaser, or which might prevent the sale of the transactions contemplated by this Agreement. The Purchaser is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

3.8 Disclosure. Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Shareholders by the Purchaser in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

3.9 Tax Returns and Payments. Except as otherwise reflected in the Purchaser’s Financial Statements, Purchaser has timely filed or caused to be timely filed (including allowable extensions) all material federal, state, local, foreign and other tax returns for income taxes, sales taxes, withholding taxes, employment taxes, property taxes, franchise taxes and all other taxes of every kind whatsoever which are required by law to have been filed. Except as otherwise reflected in the Financial Statements, Purchaser has paid or caused to be paid all taxes, assessments, fees, penalties and other governmental charges which were shown to be due pursuant to said returns and all other taxes, assessments, fees, penalties and other governmental charges which have become due and payable on said returns. The provisions for income and other taxes reflected in the Financial Statements make adequate provision for all accrued and unpaid taxes of Purchaser, whether or not disputed, and Purchaser has made and will continue to make adequate provision for such taxes on its books and records. Except as otherwise reflected in the Financial Statements, Purchaser is not party to any action or proceeding pending or threatened by any governmental authority for assessment or collection of taxes; no unresolved claim for assessment or collection of such taxes has been asserted against Purchaser, and no audit or investigation by state or local government authorities is under way. Purchaser will make available for review by the Shareholders or their representatives copies of the federal income and state franchise tax returns of Purchaser as may be requested.

3.10 Compliance with Law and Government Regulations. The Purchaser is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which the Purchaser is subject. Without limiting the generality of the foregoing, the Purchaser has filed all reports and statements required to be filed pursuant to the Securities Act of 1933 (the "1933 Act") and Securities Exchange Act of 1934 (the "1934 Act") including all periodic reports required under the Section 13 or 15 of the Exchange Act. Each of such reports was complete, did not contain any material misstatement of or omit to state any material fact.

3.11 No Changes Since Purchaser’s Balance Sheet Date. Since the February 28, 2005 ("Purchaser’s Balance Sheet Date"), the Purchaser has not on a consolidated basis:

(a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities and obligations in the ordinary course of business and consistent with past practice and which have resulted in an increase of liabilities since the date of the Balance Sheet of not more than $75,000 in the aggregate;

(b) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

(c) sold, transferred or otherwise disposed of any assets except inventory sold in the ordinary course of business and consistent with past practice;

(d) made any single capital expenditure or commitment therefor, in excess of $25,000 or made aggregate capital expenditures and commitments therefor in excess of $75,000;

(e) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

(f) made any bonus or profit sharing distribution or payment of any kind;

(g) increased its indebtedness for borrowed money, or made any loan to any Person;

(h) written off as uncollectible any notes or accounts receivable, except immaterial write-downs or write-offs in the ordinary course of business and consistent with past practice which do not exceed $75,000 in the aggregate charged to applicable reserves, and none of which individually or in the aggregate is material to the Company;

(i) granted any increase in the rate of wages, salaries, bonuses or other remuneration or benefits of any executive employee or other employees or consultants, and no such increase is customary on a periodic basis or required by agreement or understanding;

(j) canceled or waived any claims or rights of substantial value;

(k) made any change in any method of accounting or auditing practice;

(l) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business and consistent with past practices and the retention of Gabriele Cerrone as a Consultant;

(m) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected and reserved against in the Company’s Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

(n) except pursuant to the agreement noted in 3.11(l), paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible to, or entered into any agreement or arrangement of any kind with, any of its officers, directors or shareholders or any affiliate or associate of its officers, directors or shareholders, except compensation to officers at rates not exceeding the rate of compensation in effect as of the Balance Sheet Date;

(o) suffered any material adverse changes in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business operations or prospects; or

(p) agreed, whether or not in writing, to do any of the foregoing.

3.12 Books and Records. The corporate materials of the Purchaser supplied to the Company are true, correct and complete in all material respects.

3.13 Restrictive Documents. (a) Except as set forth on Schedule 3.13 attached hereto, the Purchaser is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of the Purchaser or any of its assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, or the continued operation of the Purchaser’s business after the date hereof or the Closing Date (as hereinafter defined) on substantially the same basis as heretofore operated and as planned to be conducted or which would restrict the ability of the Company to acquire any property or conduct business in any area.

3.14 Disclosure. Neither this Agreement, nor the Purchaser’s Financial Statements referred to in Section 3.4 hereof, nor any filing with the Securities and Exchange Commission made by the Purchaser, nor any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of any of the Purchaser’s directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. To the knowledge of the Purchaser, there is no fact relating to Purchaser known to the Purchaser which could materially and adversely affect the business, prospects or financial condition of the Purchaser or its properties or assets, which has not been set forth in this Agreement, the Purchaser’s Financial Statements referred to in Section 3.4 hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Purchaser or by or on behalf of any of the Purchaser’s directors or officers in connection with the transactions contemplated by this Agreement.

3.15 Broker’s or Finder’s Fees. No agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker’s or finder’s fees from the Shareholders or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

ARTICLE 4

EXCHANGE OF SHARES

4.1 Sale of Shares. Subject to the terms and conditions herein stated, the Shareholders agree to sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchase the Company Shares from the Shareholders on the Closing Date. The certificates representing the Company Shares shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the Shareholders transferring the same, with all necessary transfer tax and other revenue stamps, acquired at Shareholders’ expense, affixed and canceled. The Shareholders agree to cure any deficiencies with respect to the endorsement of the certificates representing the Company Shares owned by the Shareholders or with respect to the stock power accompanying any such certificates.

4.2 Price for the Company Shares. In full consideration for the acquisition of the Company Shares, the Purchaser will issue to the Shareholders an aggregate of 1,829,000 Purchaser Shares after giving effect to the recapitalization transactions described in Section 4.3, below. Schedule 1.1 lists the name of each Shareholder and identifies the number of Purchaser Shares issuable to each Shareholder.

4.3 Recapitalization of Purchaser. The Purchaser shall consummate the following transactions immediately prior to the Closing (or at the time certificates representing the Purchaser Shares are delivered to the Shareholders) (the "Recapitalization"):

(a) The Purchaser will redeem a portion of its outstanding shares of restricted Common Stock substantially in the manner contemplated in the form of Repurchase Agreement set forth in Exhibit A.

(b) The Purchaser shall complete a private placement of common stock.

(c) The Purchaser shall split its outstanding shares of Common Stock such that after the redemption set forth in paragraph 4.3(a) and private placement set forth in paragraph 4.3(b), and immediately before the issuance of shares set forth in Section 4.2, there will be 14,400,000 shares of Purchaser Common Stock outstanding.

(d) The Purchaser shall change its name to Fermavir Pharmaceuticals, Inc.

4.4 Closing. The sales referred to in Sections 3.1 shall take place at 10:00 A.M. at the offices of Sommer & Schneider LLP, 595 Stewart Avenue, Suite 710, Garden City, New York, 11530 at two business days after all the conditions set forth in Articles 5 and 6 have been fulfilled or waived, but not later than August 22, 2005, or at such other time and date as the parties hereto shall agree in writing. Such time and date are herein referred to as the "Closing Date."

ARTICLE 5

CONDITIONS TO PURCHASER’S OBLIGATIONS

The purchase of the Company Shares by Purchaser on the Closing Date is conditioned upon satisfaction, on or prior to such date, of the following conditions:

5.1 No Material Adverse Change. Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise.

5.2 Truth of Representations and Warranties. The representations and warranties of each Shareholder contained in this Agreement or in any Schedule attached hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

5.3 Performance of Agreements. All of the agreements of each Shareholder to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and the Shareholders shall have delivered to the Purchaser a certificate, signed by the Shareholders’ duly authorized representative dated the Closing Date, to such effect.

5.4 No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Shareholders shall have delivered to the Purchaser a certificate signed by the Shareholders’ duly authorized representative, dated the Closing Date, to such effect.

5.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and their counsel, and the Purchaser shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

5.6 Options and Warrants. All outstanding options or warrants to purchase capital stock of the Company shall have been surrendered for cancellation.

5.7 Governance. Gabriele M. Cerrone shall have been nominated to serve on the Board of Directors of the Purchaser, appointed Chairman of the Board and the Purchaser shall have entered into the consulting agreement with Mr. Cerrone substantially in the form annexed hereto as Exhibit B.

ARTICLE 6

CONDITIONS TO THE OBLIGATIONS OF

THE SHAREHOLDERS

The obligations of the Shareholders on the Closing Date are conditioned upon satisfaction, on or prior to such date, of the following conditions:

6.1 Good Standing Certificates and Other Corporate Documents. The Purchaser shall have delivered to the Shareholders:

(a) copies of the Articles of Incorporation of the Purchaser, including all amendments thereto, certified by the Secretary of State of the State of Florida;

(b) certificates from the Secretary of State of the State of Florida to the effect that Purchaser is in good standing in such State and listing all charter documents, including all amendments thereto, of Purchaser on file;

(c) a copy of the By-Laws of the Company, certified by the respective Secretary of each entity as being true and correct and in effect on the Closing Date;

(d) a resolution of the Company’s Board of Directors certified by their respective Secretary approving the transactions contemplated hereby;

(e) the Shareholders will acquire the Purchaser Shares free of any adverse claim under Section 8-303 if the Uniform Commercial Code; and

(f) the issuance of the Purchaser Shares does not violate applicable law and does not require any regulatory approvals, notice or consents.

6.2 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Purchaser shall have delivered to the Shareholders a certificate signed by the Purchaser’s duly authorized representative, dated the Closing Date, to such effect.

6.3 No Material Adverse Change. Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, and the Purchaser shall have delivered to the Shareholders a certificate signed by the Purchaser’s duly authorized representative, dated the Closing Date, to such effect.

6.4 Governmental Approvals. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

6.5 Performance of Agreements. All of the agreements of the Purchaser to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and the Purchaser shall have delivered to the Shareholder a certificate, dated the Closing Date, to such effect.

6.6 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Shareholders and their counsel, and the Shareholders shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

6.7 No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Purchaser shall have delivered to the Shareholder’s a certificate signed by the Purchaser’s duly authorized representative, dated the Closing Date, to such effect.

6.8 Recapitalization. The Purchaser shall have completed all of the recapitalization transactions described in Section 4.3, above and, as a result thereof

(a) there are no more than 14,440,000 shares of the Purchaser’s Common Stock outstanding prior to the issuance of 1,839,000 Purchaser Shares to the Shareholders pursuant to this Agreement, and

(b) there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of the capital stock of the Purchaser, other than the sale of the Purchaser Shares as contemplated by this Agreement.

6.9 Stock Options. The Purchaser shall have adopted an Equity Incentive Plan and shall have replaced the Company’s options granted to Geoffrey Hanson, Erik DeClerq and Jan Balzarini described in Schedule 2.2.

6.10 Management Rights Agreement. The Purchaser, the Shareholders, and Purchaser’s shareholders holding unregistered Purchaser Common Stock, shall have entered into a Management Rights Agreement in the form attached hereto as Exhibit C.

ARTICLE 7

COVENANTS OF THE SHAREHOLDERS

7.1 Non-Competition; Non-Interference. In consideration of the purchase of the Shares by Purchaser, each Shareholder individually agrees that from the date of this Agreement until August 31, 2008 such Shareholder will not, whether for their own account or for the account of any other person, directly or indirectly:

(a) engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with or render services or advice to, any business, the products or services of which compete, in whole or in part, with the products or activities of the Company in which the Company was engaged at the time up to the Closing Date;

(b) solicit any potential customer or client to which the Company has made a presentation, or with which the Company has been in contact, not to hire the Company, or to hire another company whether or not such Company Party had personal contact with such person during or by reason of his or its association with the Company; or

(c) solicit the business of any company, which is a customer or client of the Company, or was its customer or client within two years prior to the date of this Agreement;

(d) persuade or attempt to persuade any employee of the Company, or any individual who was its employee during the two years prior to the date of this Agreement, to leave the Company’s employ, or to become employed by or otherwise be engaged as an independent consultant or otherwise for, any person other than the Company; or

(e) disclose or use any confidential information of the Company or any of their clients and customers. For purposes of this section "confidential information" with respect to any entity shall mean trade secrets concerning such entity’s operations, future plans, projected and historical sales, marketing, costs, production, growth and distribution, any customer lists, customer information or other information relating to the products or services, whether patentable or not, concerning the business of such entity as conducted prior to the Closing Date.

(f) Notwithstanding the foregoing, the Shareholder’s duties and obligations under this Section 7.1 shall terminate if the Shareholders exercise their right to reacquire the Company’s technology pursuant to the terms of the Technology Agreement.

7.2 Construction. It is the desire and intent of the parties to this Agreement that the provisions of Section 7.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of Section 7.1 shall be adjudicated to be invalid or unenforceable, for any reason, including, without limitation, the geographic or business scope or duration thereof, such provision shall be construed in such a way as to make it valid and enforceable to the maximum extent possible. Any validity or unenforceability of any provision of this Agreement shall attach only to such provision and shall not effect or render invalid any other provision of this Agreement or any other agreement or instrument.

7.3 Enforcement. The parties recognize that the performance of the obligations under Section 7 by each Shareholder is special, unique and extraordinary in character, and that in the event of the breach by such Shareholder of the terms and conditions of Section 7.1 to be performed, the Company and/or the Purchaser would suffer irreparable harm for which there would be no adequate remedy at law. Accordingly, each Shareholder agrees that in such event, in addition to any other remedies which the Company and/or Purchaser may have in law or equity for money damages or other relief, the Company and the Purchaser shall be entitled to temporary and/or injunctive relief, without the necessity of posting a bond therefor or of proving damages, to enforce the provisions hereof.

ARTICLE 8

CONDUCT OF BUSINESS; EXCLUSIVE DEALING; REVIEW

8.1. Conduct of Business of the Company. During the period from the date of this Agreement to the Closing Date, the Shareholders shall cause the Company and each of its subsidiaries to conduct their respective operations only according to their ordinary and usual course of business and to use their best efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except as may be first approved by the Purchaser or as is otherwise permitted or required by this Agreement, the Shareholders will cause (a) the Company’s and each of its subsidiaries’ respective Certificate of Incorporation and By-Laws to be maintained in their form on the date of this Agreement, (b) the compensation payable or to become payable by the Company and each of its subsidiaries to any officer, employee or agent on the Balance Sheet Date to be maintained at their levels on the date of this Agreement, (c) the Company and each of its subsidiaries to refrain from making any bonus, pension, retirement or insurance payment or arrangement to or with any such persons except those that may have already been accrued, (d) the Company and each of its subsidiaries to refrain from entering into any contract or commitment except contracts in the ordinary course of business, (e) the Company and each of its subsidiaries to refrain from making any change affecting any bank, safe deposit or power of attorney arrangements of the Company or any such subsidiary and (f) the Company and each of its subsidiaries to refrain from taking any of the actions referred to in Section 2.17 hereof. The Shareholders agree not to take any action, or omit to take any action, which would cause the representations and warranties contained in Article I hereof to be untrue or incorrect. During the period from the date of this Agreement to the Closing Date, the Shareholders shall cause the Company to confer on a regular and frequent basis with one or more designated representatives of the Purchaser to report material operational matters and to report the general status of ongoing operations. The Shareholders shall cause the Company and each of its subsidiaries to notify Purchaser of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property of the Company and each of its subsidiaries, and to keep Purchaser fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

8.2. Exclusive Dealing. During the period from the date of this Agreement to the earlier of (a) Closing Date or (b) termination of this Agreement in accordance with Section 9.15 below, the Shareholders shall not, and shall cause the Company to refrain from taking any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser, concerning any purchase of the shares, securities of the Company or any merger, sale of assets or similar transaction involving the Company.

8.3. Further Review. Shareholders and the Purchaser may, prior to the Closing Date, through their representatives, review the properties, books and records of the Company or Purchaser, respectively, and each of its subsidiaries and its financial and legal condition as they deem necessary or advisable to familiarize themselves with such properties and other matters; such review shall not, however, affect the representations and warranties made by the other party hereunder or the remedies of the reviewing party for breaches of those representations and warranties. The Shareholders shall cause the Company and each of its subsidiaries to, and Purchaser shall permit, after the date of execution of this Agreement, full access to the premises and to all the books and records of the Purchaser and Company, respectively, and their subsidiaries and to cause the officers of the Purchaser and Company and each of their subsidiaries to furnish the reviewing party and their representatives with such financial and operating data and other information with respect to the business and properties of the Purchaser or Company, as the case may be, and their subsidiaries as the reviewing party shall from time to time reasonably request. In the event of termination of this Agreement, the reviewing party shall keep confidential any material information obtained from the Purchaser, the Shareholders or the Company or any subsidiary concerning respective properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and, at the request of the reviewed party, shall return to the reviewed party and its subsidiaries all copies of any schedules, statements, documents or other written information obtained in connection therewith. The reviewed party shall deliver or cause to be delivered such additional instruments as the reviewing party may reasonably request for the purpose of consummating the transactions contemplated by this Agreement.

ARTICLE 9

MISCELLANEOUS

9.1 Knowledge . Knowledge means, with respect to any person, the actual knowledge of such person and, in the case of a corporation, the actual knowledge of its executive officers and directors.

9.2 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

9.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State without regard to conflicts of laws.

9.4 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Eastern or Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

9.5 Captions. The Article and Section captions used herein for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

9.6 Publicity. Except as otherwise required by law, or disclosure to a limited number of accredited investors for the purpose of completing the private placement described in Section 4.3, above, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of Purchaser and the Company to the contents and the manner of presentation and publication thereof.

9.7 Notices. Any notice or other communication required or permitted hereunder shall be deemed sufficiently given when delivered in person, one business day after delivery to a reputable overnight carrier, four business days if delivered by registered or certified mail, postage prepaid or when sent by telecopy with a copy following by hand or overnight carrier or mailed, certified or registered mail, postage prepaid, addressed as follows:

If to the Purchaser:

Venus Beauty Supply, Inc.

31-51 Steinway Street

Long Island City, NY 11103

with a required copy to:

Herbert H. Sommer, Esq.

Sommer & Schneider LLP

595 Stewart Avenue, Suite 710

Garden City, NY 11530

If to Shareholders:

Chris McGuigan

Cardiff University

Redwood Building

King Edward VII Avenue

Cardiff CF10 3XF

Wales, United Kingdom

Donald Picker

Callisto Pharmaceuticals, Inc.

420 Lexington Avenue, Suite 1609

New York, NY 10170

Gary Jacob

Callisto Pharmaceuticals, Inc.

420 Lexington Avenue, Suite 1609

New York, NY 10170

Mayflower Medical Ventures Ltd.

22 Richmond Hill

Dublin 6, Ireland

If to Company:

Fermavir Research, Inc.

420 Lexington Avenue

New York, NY 10170

9.8 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

9.9 Counterparts. This Agreement may be executed in two or more counterparts and delivered by facsimile all of which taken together shall constitute one instrument.

9.10 Entire Agreement. This Agreement, including the Schedules hereto and the other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

9.11 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by Purchaser and the Shareholders holding a majority of the Company Shares.

9.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

9.13 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereof.

9.14 Cooperation After Closing. From and after the Closing Date, each of the parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

9.15 Termination. This Agreement may be terminated at any time prior to Closing by the written agreement of all the parties hereto. Upon such termination, the parties rights and obligations under this Agreement shall terminate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Purchaser and Shareholders have executed this Agreement, all as of the day and year first above written.

PURCHASER:

VENUS BEAUTY SUPPLY, INC.

By: /s/ Sarah Booth

Sarah Booth, President

SHAREHOLDERS:

/s/ Chris McGuigan

Chris McGuigan

/s/ Donald Picker

Donald Picker

/s/ Gary Jacob

Gary Jacob

Mayflower Medical Ventures Ltd.

By: /s/ Edward Petre-Mears, Director

SCHEDULES TO THE

SECURITIES EXCHANGE AGREEMENT

BETWEEN

VENUS BEAUTY SUPPLY, INC.

AND

THE SHAREHOLDERS OF

FERMAVIR RESEARCH, INC.

SCHEDULE 1.1

Ownership of Stock

SHAREHOLDERS	COMPANY SHARES	PURCHASER SHARES

Chris McGuigan	1,029,000	1,029,000

Don Picker	350,000	350,000

Gary Jacob	50,000	50,000

Mayflower Medical Ventures Ltd.	400,000	400,000

Totals	1,829,000	1,829,000

SCHEDULE 1.2

Consents

None

SCHEDULE 1.3

Restrictive Agreements

None

SCHEDULE 2.2

Capital Stock

Options and Warrants:
Name	Date Issued	Expiration	Price	No. of Shares	Vested

Erik DeClercq	3/22/05	3/22/2020	$0.75	525,000	100%

Jan Balzarini	3/22/05	3/22/2020	$0.75	525,000	100%

Geoffrey Henson	1/20/05	1/19/2015	$1.10	800,000	*

*Options vest on the first, second, third and fourth anniversary of the date of grant with respect to 150,000, 175,000, 225,000 and 250,000 shares, respectively.

SCHEDULE 2.5(a)

Title to Properties;

Encumbrances

None

SCHEDULE 2.5(b)

Real Property permits, approvals,

consents and authorizations

Not Applicable

SCHEDULE 2.6

Leases

Seven year lease dated July 1, 2005 between Fermavir Research, Inc. and SLG Graybar Sublease LLC

SCHEDULE 2.7

Material Contracts

(a) Employment Agreements

Letter Agreement dated January 20, 2005 between the Company and Geoffrey W. Henson, Ph.D.

(b) Dividend & Distribution Restriction Agreement

None

(c) Loans, Advances, Investments

None

(d) Guarantees

None

(e) Management, Service and Consulting Agreements

None

(f) Non-Compete Agreements

None

(g) Extraordinary Contracts

None

(h) Miscellaneous Contracts which may impair business of Company

None

(i) Contracts and Commitments

Riserca BioSciences Validation of certain methods

Davos Chemical Corp. Manufacturing

Cardiff University Studentship

Patent and Technology License Agreement dated February 2, 2005 ("Cardiff License") between University College Cardiff Consultants Limited and the Company.

SCHEDULE 2.8

Restrictive Documents

None

SCHEDULE 2.9

Litigation

None

SCHEDULE 2.10

Taxes

None

SCHEDULE 2.11

Liabilities

1. Account Payable to Sommer & Schneider LLP in the approximate amount of $60,000.

2. Grid Note dated February 2, 2005 payable to Panetta Partners Ltd. in the principal amount of $703,219.94 at July 20, 2005.

SCHEDULE 2.12(a)

Intellectual Properties

Rights granted pursuant to the Cardiff License

SCHEDULE 2.12(b)

Pending Patent Applications

None

SCHEDULE 2.13

Compliance With Laws

No exceptions

SCHEDULE 2.16

Interests in Clients, Suppliers, Etc.

No exceptions

SCHEDULE 2.17

Bank Accounts, Powers of Attorney

a. Bank Accounts

Chase Bank

b. Powers of Attorney

None

SCHEDULE 2.20

Subsidiaries

None

SCHEDULE 3.4

Change in Assets or Liabilities since February 28, 2005

None, other than as reflected in the audited financial statements of the Purchaser filed with the Securities and Exchange Commission on Form 10-QSB dated February 15, 2005, and such changes to the financial statements since January 31, 2004, if any, to reflect unbilled legal fees borne by the Purchaser’s principal shareholder (provided such changes shall have no material effect on the assets or liabilities of the Purchaser as of the Closing).

SCHEDULE 3.6

See Schedule 3.4.

SCHEDULE 3.13

Restrictive Documents

None

Exhibit A

Form of Repurchase Agreement

VENUS BEAUTY SUPPLY, INC.

REPURCHASE AGREEMENT

This Agreement is entered into as of August ___, 2005 by and between Venus Beauty Supply, Inc., a Florida corporation (the "Company"), and Panetta Partners Ltd., a Colorado limited partnership ("Shareholder").

RECITALS

A. Shareholder owns 2,000,000 shares of common stock, $.001 par value per share, of the Company (the "Old Common Stock") of which Shareholder owns 2,000,000 shares as of the date hereof.

B. The Company is entering into Purchase Agreements of even date herewith pursuant to which several investors (the "Investors") are purchasing from the Company an aggregate of up to 6,000,000 shares of the Company’s common stock (after giving effect to a 35.28 stock split, the "New Common Stock") and warrants to purchase up to an additional 900,000 shares of New Common Stock ("Warrants") to provide funds for an acquisition of Fermavir Research, Inc., a Delaware corporation.

C. The Investors are willing to purchase shares of New Common Stock and Warrants (collectively the "Securities") and the shareholders of Fermavir are willing to exchange shares of Fermavir for shares of New Common Stock if Shareholder significantly reduces its proportion of ownership in the Company.

AGREEMENTS

In consideration of the foregoing and the other provisions set forth herein, the parties hereby agree as follows:

1. PURCHASE

(a) Subject to the representation and warranties of Shareholder below, the Company hereby agrees to purchase 1,918,367.34 shares of Old Common Stock (the "Purchased Shares") from the Shareholder for the aggregated price of $750,000 (the "Purchase Price") as follows:

(i) $400,000 out of the proceeds of the sale of the Securities; and

(ii) delivery of a note (the "Note") payable to the Shareholder in the form annexed hereto as Exhibit A in the principal amount of $350,000.

(b) The closing of the purchase shall occur simultaneously with the closing of the purchase of New Common Stock by the Investors by the Company’s delivery of the Purchase Price to the Shareholder.

(c) This Agreement shall serve as a written instruction of the Shareholder to the Company to record the transfer of the Purchased Shares to the Company and, at the Company’s option, the cancellation of the Purchased Shares.

2. REPRESENTATIONS OF THE SHAREHOLDER

The Shareholder represents and warrants to the Company as of the date of this Agreement and as of the date of the Closing as follows:

(a) Ownership of Stock. Shareholder is the lawful owner of the Purchased Shares free and clear of all preemptive or similar rights, liens, encumbrances, restrictions and claims of every kind. Shareholder has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Purchased Shares so owned by such Shareholder pursuant to this Agreement and the delivery to the Company of the Purchased Shares by such Shareholder pursuant to the provisions of this Agreement will transfer to Purchaser valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.

(b) Authority to Execute and Perform Agreement; No Breach. Shareholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to sell, assign, transfer and convey the Purchased Shares and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and, assuming due execution and delivery by, and enforceability against, the Company, constitutes the valid and binding obligation of Shareholder enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by Shareholder or in connection with the execution and delivery by Shareholder of this Agreement and consummation and performance by them of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by Shareholder will not:

(i) knowingly violate, conflict with or result in the breach of any of the material terms of, or constitute (or with notice or lapse of time or both would constitute) a material default under, any contract, lease, agreement or other instrument or obligation to which Shareholder is a party or by or to which any of the properties and assets of Shareholder may be bound or subject;

(ii) violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which either Shareholder or the securities, assets, properties or business of Shareholder is bound; or

(iii) knowingly violate any statute, law or regulation.

(c) Restrictive Agreements. Shareholder is not subject to, or a party to, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement, compliance by Shareholder with the terms, conditions and provisions of which would restrict the ability of the Company to acquire any property or conduct its business as conducted or proposed to be conducted.

(d) Broker’s or Finder’s Fees. No agent, broker, person or firm acting on behalf of the Shareholders is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

3. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. AMENDMENT

This Agreement shall not be subject to modification or amendment in any respect, except by an instrument in writing signed by Shareholder and on behalf of the Company and approved by its Board of Directors.

5. GOVERNING LAW

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws.

6. ARBITRATION

Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by the parties or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. Arbitration proceedings shall be conducted in New York, New York.

7. NOTICES

All notices, demands or other communications desired or required to be given by any party to any other party hereto shall be in writing and shall be deemed effectively given upon (a) personal delivery to the party to be notified, (b) upon confirmation of receipt of telecopy or other electronic facsimile transmission, (c) one business day after deposit with a reputable overnight courier, prepaid for priority overnight delivery and addressed as set forth in (d), or (d) five days after deposit with the United States Post Office, postage prepaid, and addressed as follows: (i) if to Shareholder, to 1275 First Avenue, Suite 296, New York, NY 10021, at the address and facsimile number of the Company’s then current executive offices; (ii) if to the Company, at the address and facsimile number of the Company’s then current executive offices; or (iii) to such other addresses and to the attention of such other individuals as any party shall have designated to the other parties by notice given in the foregoing manner.

8. SEVERABILITY

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

9. ENTIRE AGREEMENT

This Agreement constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VENUS BEAUTY SUPPLY, INC.

By:

Sarah Boothe, President

PANETTA PARTNERS LTD.

By:

Gabriele M. Cerrone, Managing Partner

EXHIBIT A

NOTE

VENUS BEAUTY SUPPLY, INC.

6% PROMISSORY NOTE

DUE NOVEMBER 15, 2005

Principal: $350,000

Original Issue Date: August ___ 2005

Registered Holder: Panetta Partners, Ltd.

(name)

Venus Beauty Supply, Inc., a Florida corporation (the "Company") with principal offices at 31-51 Steinway Street, Long Island City, NY 11103, for value received, hereby promises to pay the registered holder hereof (the "Holder") the principal sum set forth above on November 15, 2005 (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be the legal tender for the payment of public and private debts, and to pay interest, less any amounts required by law to be deducted or withheld, computed on the basis of a 365-day year, on the unpaid principal balance hereof from the date hereof (the "Original Issue Date"), at the rate of 6% per year, until such principal sum shall have become due and payable. Interest shall be paid, on Maturity, or if prepaid in accordance with Section 2 below, upon such conversion or redemption. All references herein to dollar amounts refers to U.S. dollars.

By acceptance and purchase of this Note, the registered holder hereof agrees with the Company that the Note shall be subject to the following terms and conditions:

1. Transfer or Exchange. Prior to due presentation to the Company for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes.

2. Prepayment.

2.1 Optional Prepayments. The Company shall have the right, at its sole option and election, to prepay the Note, in whole or in part, without penalty.

2.2. Mandatory Prepayments. The Company shall make mandatory prepayment of the outstanding principal balance at the rate of 45% of all net proceeds received from the Company’s sale of securities or borrowings following the Original Issue Date, within three business days of the company’s receipt of such proceeds.

3. Replacement of Note Certificate. Upon receipt of evidence satisfactory to the Company of the certificate loss, theft, destruction or mutilation of the Note certificate and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Note certificate, the Company will issue a new Note certificate, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note certificate.

4. Covenants of the Company. So long as the Note remains outstanding, the Company shall:

(a) Not pay any dividends in cash and/or property or other assets of the Company in respect of its Common Stock or otherwise; and

(b) Not enter into any transaction with (i) any director, officer or 5% stockholder of the Company, (ii) any entity in which a director, officer or 5% stockholder has an interest as an officer, director, partner, beneficiary of a trust or is a 5% or more equity holder of such entity, or (iii) any parent, spouse, child or grandchild of an officer, director or 5% stockholder of the Company upon terms no less favorable to the Company than those which could be obtained from an "arms-length" lender.

5. Default. If any of the following events (herein called "Events of Default") shall occur:

(a) if the Company shall default in the payment or prepayment of any part of the principal of the Note after the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, and such default shall continue for more than five days; or

(b) if the Company shall default in the payment of any installment of interest on the Note for more than five days after the same shall become due and payable; or

(c) if the Company shall make an assignment for the benefit of creditors; or

(d) if the Company shall dissolve; terminate its existence; become insolvent on a balance sheet basis; commence a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor’s relief; permit the entry of a decree or order for relief against the Company in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor’s relief; permit the appointment or consent to the appointment of a receiver, trustee, or custodian of the Company or of any of the Company’s property; make an assignment for the benefit of creditors; or

(e) if the Company shall default in the performance of or compliance with any material agreement, condition or term contained in this Note or any of the other agreements between the Company and the Holder or an affiliate of the Holder and such default shall not have been cured within 30 days after such default;

then and in any such event the Holder of this Note shall have the option (unless the default shall have theretofore been cured) by written notice to the Company to declare the Note to be due and payable, whereupon the Note shall forthwith mature and become due and payable, at the applicable prepayment price on the date of such notice, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, anything contained in this Note to the contrary notwithstanding. Upon the occurrence of an Event of Default, the Company shall promptly notify the Holder of this Note in writing setting out the nature of the default in reasonable detail.

6. Remedies on Default.

6.1 Acceleration of Maturity. If any Event of Default shall have occurred and be continuing, the Holder may, by notice to the Company, declare the entire outstanding principal balance of the Notes, premium, if any, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal balance of the Notes, premium, if any, and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes to the contrary notwithstanding.

6.2 Conduct no Waiver, Collection Expenses. No course of dealing on the part of any Holder, nor any delay or failure on the part of any Holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such Holder’s rights, powers and remedies. If the Company fails to pay, when due, the principal or the premium, if any, or the interest on any Note, the Company will pay to each Holder, to the extent permitted by law, on demand, all costs and expenses incurred by such Holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such Holder in enforcing its rights hereunder.

7. Changes, Waivers. etc. Neither this Note nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

8. Entire Agreement. This Note embodies the entire agreement and understanding between the Holder and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

9. Governing Law, Jurisdiction, etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(b) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to the Note and the transactions contemplated thereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in the Letter Subscription Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of the Note or the transactions contemplated hereby in the courts of the State of New York or the United State of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

(c) Service of Process. Nothing herein shall affect the right of any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

(d) WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE NOTES.

(e) In the event of any dispute, question, controversy or claim arising among the parties hereto which shall arise out of or in connection with this Note, the parties shall keep the proceeding related to such controversy in strict confidence and shall not disclose the nature of said dispute, the status of the proceeding or any testimony, documents or information obtained or exchanged in the course of said proceeding without the express written consent of all parties to such dispute.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed as of the date below.

VENUS BEAUTY SUPPLY, INC.

By___________________________

Sarah Boothe, President

Date: August ___, 2005

Exhibit B

Consulting Agreement

CONSULTING AGREEMENT

This Agreement is made and entered into as of the ___ day of August, 2005 by and between Gabriele M. Cerrone ("Consultant") and Venus Beauty Supply, Inc,. a Florida corporation, (the "Company").

WHEREAS, the Consultant has assisted the Company in the acquisition of Fermavir Research, Inc., its recapitalization and initial financing, and advised Fermavir’s management in strategic planning and the development of strategic relationships; and

WHEREAS, the Company’s management and Board of Directors wishes to assure that the Company will continue to have the services of the Consultant available to it.

WHEREAS, the Company desires to engage Consultant to provide certain consulting services, and Consultant is willing to be engaged by the Company to provide such services, on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purpose: The Company hereby engages Consultant for the term specified in Paragraph 2 hereof to render consulting advice to the Company relating to business development, corporate finance and capital markets matters upon the terms and conditions set forth herein.

2. Effective Date and Term:

      Effective Date. This Agreement shall become effective on the earlier of the Company’s receipt of at least $750,000 of financing after September 1, 2005 or November 15, 2005 (the "Effective Date").

      Term. Unless earlier terminated pursuant to Section 10 hereof, the term of this Agreement shall commence on the Effective Date and shall continue from the Effective Date to the third anniversary thereof (the "Initial Term"). This Agreement shall thereafter be automatically renewed for successive one year periods (each a "Renewal Term") unless either party shall notify the other in writing of its intention not to renew this Agreement (a "Non-renewal Notice"), which notice shall be given at least 90 days prior to the end of the then current term (the "Expiration Date"). The period from the Commencement Date to the Expiration Date, including the Renewal Term, if any, is referred to herein as the "Term."

3. Duties of Consultant: During the term of this Agreement, the Consultant shall devote such portion of his business time and attention to affairs of the Company reasonably necessary to provide the Company with such regular and customary business development, strategic planning, capital markets and corporate finance consulting advice as is reasonably requested by the Company’s management and Board of Directors, provided that Consultant shall not be required to undertake duties not reasonably within the scope of this Agreement, nor shall Consultant be required to provide any of the services set forth in Section 3.2 hereof. So long as the Consultant serves as a member of the Company’s Board of Directors, Consultant shall serve as Chairman of the Board.

3.1. Permissible Services. The Consultant’s services will include advising the Company’s Board of Directors and senior management on the following matters:

    in-licensing and out-licensing technologies and compounds;

    capitalization and corporate organization of the Company;

    structure and pricing of offerings of the Company’s securities in public and private transactions;

    alternative uses of corporate assets;

    structure and use of debt;

    application and maintenance of listing of the Company’s stock in securities exchanges and other appropriate markets;

    strategic planning

    management recruitment and compensation; and

    presentations to institutional and professional individual investors in the U.S. and Europe.

3.2 Prohibited Services. The services to be rendered by the Consultant to the Company shall not (unless the Consultant is appropriately licensed, registered or there is an exemption available from such licensing or registration) include, directly or indirectly: any activities which require the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934.

4. Compensation: In consideration for the services rendered by Consultant to the Company pursuant to this Agreement, the Company agrees to pay Consultant the annual sum of $198,000 at the rate of $16,500 per month commencing on the Effective Date ("Base Compensation"). The Consultant’s Base Compensation may be increased, but not decreased by the Compensation Committee of the Company’s Board of Directors (or similar committee serving that function, the "Committee"). Once increased, such increased amount shall constitute the Consultant’s Base Compensation and shall not be decreased. In addition, Consultant shall be granted periodically options under the Company’s various equity incentive plans commensurate with and having the same term and conditions as those granted to the Company’s senior executive officers. The Company will include the shares of equity securities of the Company which may be issued upon the exercise of the options in any registration statement under the Securities Act of 1933 which includes securities issuable to any other executive officer of the Company. The Consultant shall be eligible to earn a cash bonus of up to 15% of Base Compensation for each calendar year of the Term (or portion thereof) based on meeting performance objectives and bonus criteria to be mutually identified by Consultant and the Company’s Board of Directors.

5. Expenses and Services:

      Consultant is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for research services, travel, cellular telephone (including access charges and business calls), and business entertainment. Additionally, Consultant shall, after having obtaining the approval of the Company’s Chief Financial Officer, which shall not be unreasonably withheld, be authorized to incur reasonable expenses for the attendance of conferences in fields relating to therapeutic technologies, technology of interest to the Company, finance of biotechnology ventures, and similar items related to Consultant’s duties and responsibilities as Consultant deems necessary. Company will reimburse Consultant for all such expenses upon presentation by Consultant of appropriately itemized accounts of such expenditures or the Company will pay such expenses directly.

      During the Term, Consultant shall be provided with office facilities and access to Company information and financial records and an experienced administrative assistant (which may be shared with no more than one senior executive officer) as is deemed appropriate by the Consultant and approved by the Company’s Chief Financial Officer and in the absence of a CFO, the Company’s CEO. Such services and facilities will not be diminished without the Consultant’s prior consent.

6. Liability of Consultant: The Company acknowledges that all opinions and advice (written or oral) given by Consultant to the Company in connection with Consultant’s engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Consultant, or use Consultant’s name in any annual reports or any other reports or releases of the Company without Consultant’s prior written consent. Consultant’s maximum liability shall not exceed the cash compensation received from the Company.

7. Consultant’s Services to Others: The Company acknowledges that Consultant and its affiliates are in the business of investing in and providing financial and strategic consulting services to others. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering such advice to others.

8. Company Information:

a. The Company recognizes and confirms that, in advising the Company and in fulfilling it engagement hereunder, Consultant will use and rely on data, material and other information furnished to Consultant by the Company. The Company acknowledges and agrees that in performing its services under this engagement, Consultant may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. The Company agrees to notify Consultant in writing via overnight courier, facsimile or e-mail of any material event and/or change with in twenty-four hours of its occurrence.

b. Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Term, Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade "know-how," product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information relating to the field of in which the Company is actually engaged in research, development, collaboration or sales at the time of such disclosure (collectively referred to as "Confidential Information"). Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that it will not, unless expressly authorized in writing by the Company, at any time during the Term use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, it will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Consultant to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant’s possession during the Term shall remain the property of the Company. Except as required in the performance of Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any written Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession. .

9. Consultant an Independent Contractor: Consultant shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

10. Termination:

10.1 Termination Without Cause or for Good Reason.

(a) If this Agreement is terminated by the Company other than for Cause (as defined in Section 10.4 hereof) as a result of Consultant’s death or Permanent Disability (as defined in Section 10.2 hereof), or if Consultant terminates his employment for Good Reason (as defined in Section 10.1 (b) hereof) prior to the Expiration Date, Consultant shall receive or commence receiving as soon as practicable in accordance with the terms of this Agreement:

(i) a severance payment (the "Severance Payment"), which amount shall be paid in a cash lump sum within ten (10) days of the date of termination, in an amount equal to the aggregate amount of the Consultant’s Base Compensation for the then remaining term of this Agreement;

(ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the later of the longest period permitted by the Company’s stock option plans or ten years following the Termination Date;

(iii) payment in respect of compensation earned but not yet paid (the "Compensation Payment") which amount shall be paid in a cash lump sum within ten (10) days of the date of termination; and

(b) For purposes of this Agreement, "Good Reason" shall mean any of the following (without Consultant’s express prior written consent):

(i) Any material breach by Company of any provision of this Agreement, including any material reduction by Company of Consultant’s duties or responsibilities (except in connection with the termination of Consultant’s employment for Cause, as a result of Permanent Disability, as a result of Consultant’s death or by Consultant other than for Good Reason);

(ii) A reduction by the Company in Consultant’s Base Compensation or any failure of the Company to reimburse Consultant for material expenses described in Section 5.1 or provide the services described in Section 5.2 of this Agreement;

(iii) The failure by the Company to obtain the specific assumption of this Agreement by any successor or assign of Company as provided for in Section 11 hereof; or

(iv) Upon a Change of Control of Company (as such term is hereinafter defined).

10.2 Permanent Disability. If Consultant becomes totally and permanently disabled (as defined in the Company’s disability benefit plan applicable to senior executive officers as in effect on the date thereof) ("Permanent Disability"), Company or Consultant may terminate this Agreement on written notice thereof, and Consultant shall receive or commence receiving, as soon as practicable:

(i) amounts payable pursuant to the terms of the disability insurance policy or similar arrangement which Company maintains for the Consultant, if any, during the term hereof;

(ii) the Compensation Payment which shall be paid to Consultant as a cash lump sum within 30 days of such termination; and

(iii) immediate vesting of all unvested stock options.

10.3 Death. In the event of Consultant’s death during the term of his employment hereunder, Consultant’s estate or designated beneficiaries shall receive or commence receiving, as soon as practicable in accordance with the terms of this Agreement:

(i) compensation equal to one year’s Base Compensation which shall be paid within 30 days of such termination;

(ii) any death benefits provided under the Consultant benefit programs, plans and practices in which the Consultant has an interest, in accordance with their respective terms;

(iii) the Compensation Payment which shall be paid to Consultant’s estate as a cash lump sum within 30 days of such termination; and

(iv) such other payments under applicable plans or programs to which Consultant’s estate or designated beneficiaries are entitled pursuant to the terms of such plans or programs.

10.4 Voluntary Termination by Consultant: Discharge for Cause. The Company shall have the right to terminate this Agreement for Cause (as hereinafter defined). In the event that Consultant’s employment is terminated by Company for Cause, as hereinafter defined, or by Consultant other than for Good Reason or other than as a result of the Consultant’s Permanent Disability or death, prior to the Termination Date, Consultant shall be entitled only to receive, as a cash lump sum within 30 days of such termination the Compensation Payment. As used herein, the term "Cause" shall be limited to (i) willful malfeasance or willful misconduct by Consultant in connection with the services to the Company in a matter of material importance to the conduct of the Company’s affairs which has a material adverse affect on the business of the Company, (ii) willful continuing refusal by Consultant to perform his duties hereunder as reasonably directed by the Board of Directors after notice of any such refusal to perform such duties or such reasonable direction was given to Consultant by the Board of Directors, or (iii) the conviction of Consultant for commission of a felony. For purposes of this subsection, no act or failure to act on the Consultant’s part shall be considered "willful" unless done, or omitted to be done, by the Consultant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Termination of this Agreement pursuant to this Section 10.4 shall be made by delivery to Consultant of a copy of a resolution duly adopted by the affirmative vote of all of the members of the Board of Directors called and held for such purpose (after 30 days prior written notice to Consultant and reasonable opportunity for Consultant to be heard before the Board of Directors prior to such vote), finding that in the good faith business judgment of such Board of Directors, Consultant was guilty of conduct set forth in any of clauses (i) through (iii) above and specifying the particulars thereof.

11. Assignment:

This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Consultant and the assigns and successors of Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Consultant (except by will or by operation of the laws of intestate succession or by Consultant notifying the Company that cash payment be made to an affiliated investment partnership in which Consultant is a control person) or by Company, except that Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of Company, if such successor expressly agrees to assume the obligations of Company hereunder.

12. Change In Control:

12.1 Definition. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company or any executive benefit plan sponsored by the Company, or such person on the Effective Date hereof is a 20% or more beneficial owner, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period, constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office, who were directors at the beginning of such two-year period.

12.2 Rights and Obligations. If a Change in Control of the Company shall have occurred while the Consultant is director of the Company, the Consultant shall be entitled to the compensation provided in Section 10.1 of this Agreement upon the subsequent termination of this Agreement by either the Company, or the Consultant within two years of the date upon which the Change in Control shall have occurred, unless such termination is a result of (i) the Consultant’s death; (ii) the Consultant’s Disability; (iii) the Consultant’s Retirement; or (iv) the Consultant’s termination for Cause.

13. Indemnification:

Consultant, as such and as a Director of the Company, shall be indemnified by the Company against all liability incurred by the Consultant in connection with any proceeding, including, but not necessarily limited to, the amount of any judgment obtained against Consultant, the amount of any settlement entered into by the Consultant and any claimant with the approval of the Company, attorneys’ fees, actually and necessarily incurred by him in connection with the defense of any action, suit, investigation or proceeding or similar legal activity, regardless of whether criminal, civil, administrative or investigative in nature ("Claim"), to which he is made a party or is otherwise subject to, by reason of his being or having been a director, officer, agent or employee of the Company, to the full extent permitted by applicable law and the Certificate of Incorporation of the Company.. Such right of indemnification will not be deemed exclusive of any other rights to which Consultant may be entitled under Company’s Certificate of Incorporation or By-laws, as in effect from time to time, any agreement or otherwise.

14. Miscellaneous:

    This Agreement between the Company and Consultant constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

    Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

    If to the Company, to: Venus Beauty Supply, Inc.

    31-51 Steinway Street

    Long Island City, NY 11103

    Attention: Sarah Booth, President

    If to Consultant, to: Gabriele M. Cerrone

    c/o Panetta Partners Ltd.

    1275 First Avenue, Suite 296

    New York, New York 10021

    Attention: Gabriele M. Cerrone, Managing Partner

    With a required copy to:

    Sommer & Schneider LLP

    595 Stewart Avenue, Suite 710

    Garden City, NY 11530

    Attention: Herb Sommer, Partner

    This Agreement may be executed in any number of counterparts, each of whom together shall constitute one and the same original document.

    This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

    The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

    This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto each hereby submits herself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of New York.

    Any amounts due hereunder to Consultant which remain unpaid after their due date, shall bear interest from the due date until paid at a rate of the prime rate (in effect on the date thereof for Citibank).

    The Company’s obligations to make payments under Section 10 and 12 shall survive termination or expiration of this Agreement.

    Consultant shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise after the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

CONSULTANT

_____________________________

Gabriele M. Cerrone

VENUS BEAUTY SUPPLY, INC.

By:___________________________

Name: Sarah Boothe

Title: President

Exhibit C

Management Rights Agreement

MANAGEMENT RIGHTS AGREEMENT

This MANAGEMENT RIGHTS AGREEMENT (the "Agreement") is entered into effective as of August ____, 2005 (the "Effective Date") by and among Venus Beauty Supply, Inc., a Florida corporation (the "Company"), Gabriele M. Cerrone, (the "Consultant") and Panetta Partners, Ltd., a Colorado limited partnership ("Shareholder"), with reference to the facts and circumstances set forth in the Recitals below:

RECITALS

A. The Company has entered into a Securities Exchange Agreement dated as of August ___, 2005 (the "Exchange Agreement") under which it proposes to acquire all of the outstanding capital stock of Fermavir Research, Inc., a Delaware corporation ("Fermavir")

B. The Company has engaged Consultant to provide services under a Consulting agreement dated as of August ___, 2005 which, among other things, contemplates Consultant becoming a member of the Company’s Board of Directors and serving as the Chairman of the Board.

C. Shareholder has agreed to sell 1,918,367.34 of 2,000,000 shares of the Company’s common stock to the Company for a combination of cash and notes pursuant to a Repurchase Agreement between the Company and the Shareholder dated as of August ___, 2005 (the "Repurchase Agreement") to facilitate the transaction contemplated by the Exchange Agreement and, as a result of such sale, a recapitalization of the outstanding shares of the Company’s common stock and related private placement, the Shareholder’s ownership of the Company’s capital stock will be reduced to less than 15%.

D. As further inducement for the Shareholder to consummate the transactions contemplated by the Repurchase Agreement, the Company has determined that it is the best interests of the Company and its shareholders to grant certain rights to the Shareholder pursuant to this Agreement.

NOW, THEREFORE, in consideration of the above Recitals, the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Agreements Relating to the Board of Directors.

1.1 Board of Directors.

(a) Consultant. The Company agrees to (i) enlarge the number of members constituting the entire board by consent of the current sole director and fill the vacancy created thereby by appointing the Consultant as Chairman of the Board; and thereafter (ii) take "all reasonable action" (defined below) to elect Consultant as the Chairman of Company’s Board of Directors during the term of this Agreement

    Shareholder Designee. So long as Shareholder owns an aggregate of 1% of the Company’s outstanding capital stock, Shareholder shall have the right (1) to designate one Director (the "Shareholder Designee") who (subject to the Director meeting the requirements of any regulation or stock market or exchange rule applicable to the Company or the Company’s common stock) shall serve on the Nominating, Compensation and Audit Committees of the Company’s Board of Directors (or any committee performing a similar function); (2) to remove the Shareholder Designee with or without cause and to designate a new member to the Board in the place of the Shareholder Designee removed designees place; and (3) to appoint a replacement in the event the Shareholder Designee resigns. The Company agrees to (i) within one two business days of the Shareholder giving the Company notice of the name, address and general business background of the Shareholder Designee, call a special meeting of the Board to held not less that the business day following such call and enlarge the number of members constituting the entire board by one and fill the vacancy created thereby by appointing the Shareholder Designee as a director of the Company; and thereafter (ii) take "all reasonable action" (defined below) to elect the Shareholder Designee to Board of Directors during the term of this Agreement In the event, at the time of any prospective action, no member of the board of Directors is the Shareholder Designee, the Consultant shall be deemed to serve in such capacity.

1.2 Observer Rights. The Company further agrees during the Term of this Agreement, the Shareholder shall be entitled to designate a non-voting observer to attend and participate in (but not to vote at) all meetings of the Board of Directors of the Company and any committee of the Board (the "Non-voting Observer"). From and after such designation until the Shareholder shall notify the Company the Non-voting Observer is no longer authorized by the Shareholder to serve as such, the Non-voting Observer shall have the same access to information concerning the business and operations of the Company and its Subsidiaries, receive prior notification of all meetings and actions proposed to be taken by consent, of the Board of Directors and committees thereof, receive copies of all materials provided to Directors in preparation for and at such meeting or actions proposed actions taken by consent at the same time as directors of the Company (but in no event later that three full business days prior to such meeting or the proposed date action will be taken by written consent), and shall be entitled to participate in discussions and consult with the Board of Directors of the Company without voting.

1.3 Definition of "All Reasonable Action". The purposes of this Agreement, "all reasonable action" shall mean, in connection with any annual or special meeting of shareholders at which the term of the designees is to expire cause the Shareholder Designee and the Consultant to be included in management’s nominations to the board, use its best efforts to cause such person to be elected including soliciting proxies or necessary consents in the same manner as are used with respect to management’s other nominees.

1.4 Action by the Board of Directors. Without the approval of the Board of Directors of the Company that includes the affirmative vote of the Shareholder Designee, the Company shall not, in a single transaction or a series of related transactions, at any time after the date hereof, directly or indirectly: (a) issue any equity securities at a price per share of Common Stock (or, in the case of any security or agreement giving the holder the right to acquire Common Stock, having a conversion or exercise price per share of Common Stock) less than 95% of the Current Market Price of the Common Stock, (b) acquire, sell, lease, transfer or otherwise dispose of any assets other than in the ordinary course of business consistent with past practice, (c) make any capital expenditure in excess of $500,000 per fiscal year or not in accordance with the annual budget approved by the Company’s Board of Directors for the then current fiscal year, (d) amend, supplement, modify or repeal any provision of the Certificate of Incorporation or By-Laws of the Company or take any other action, including, without limitation, the adoption of a stockholders’ rights plan or similar plan, or the consummation of a capital stock repurchase or redemption; (e) amend or modify the charter of the Oversight Committee of the Board (defined below"); (f) enter into, modify, extend or renew an agreement compensating an executive officer, (g) issue any equity securities having superior voting rights or dividend or liquidation preference over Common Stock; (h) any investment (including an acquisition or expenditure or divestiture, in each case in an amount in excess of $500,000; or (i) the creation of any subsidiary of the Company, any merger or other reorganization involving the Company, the sale of substantially all of the assets of the Company or the sale of 51% or more of the shares of any subsidiary thereof.

1.5 Reimbursement of Certain Expenses. The Company shall, upon request therefor, promptly reimburse the Shareholder Designee and the Non-voting Observer for all reasonable expenses incurred in connection with his attendance at meetings of the Board of Directors or of committees of the Board of Directors and any other activities undertaken by him in his capacity as a director of the Company or any Subsidiary or observer, as applicable to the same extent as the Company would reimburse any other director in respect of such activities. The foregoing shall be in addition to, and not in lieu of (or in duplication of), any indemnification or reimbursement obligations of the Company under the Certificate of Incorporation or By-Laws of the Company or by law. The Non-voting Observer shall be entitled to indemnification from the Company to the maximum extent permitted by Law as though he or she were a director of the Company or the Subsidiary.

1.6 Directors’ Indemnification; Insurance.

(a) To the extent commercially available, the Company shall at all times maintain directors’ and officers’ liability insurance comparable in terms and coverage to that maintained on the date hereof, and the Shareholder Designee shall be covered under such insurance.

(b) The Certificate of Incorporation, By-laws and other organizational documents of the Company shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, and limitation of the personal liability of, the members of the Board of Directors of the Company, and to any Non-Voting Observer as though he or she were a director of the Company. Such provisions may not be amended, repealed or otherwise modified in any manner adverse to any member of the Board of Directors or Non-Voting Observer of the Company until at least six years following the date that the Shareholder Designee is no longer a member of the Board of Directors of the Company.

(c) The Shareholder Designee and any Non-Voting Observer are intended to be a third-party beneficiary of the obligations of the Company pursuant to this Section 1.6, and the obligations of the Company pursuant to this Section 1.6 shall be enforceable by the Shareholder Designee and the Non-voting Observer.

2. Financial Management.

(a) The financial affairs of the Company and its subsidiaries shall be supervised by a finance committee consisting of the Shareholder Designee, the Consultant and, to the extent possible, of non-management members of the Board which shall review and approve (including the affirmative vote of the Shareholder Designee, whether or not such Director is then a member of the audit committee) an operating budget and material variances therefrom.

(b) The highest ranking financial officer of the Company, or in the absence of such an officer, its Chief Executive Officer, shall have the authority to appoint a non-officer signatory as a signatory for the Company and its subsidiaries bank accounts (which shall initially be the Consultant), provided payments in excess of $50,000 or a series of payments totaling $100,000 or more during a six month period if less than $50,000 individually, shall require the signatures of the such officer in addition to such non-officer signatory.

3. Senior Executive Officers. During the term of this Agreement, the selection, appointment and removal of the Company’s chief executive, chief financial and chief accounting officers, and the replacement for such officers shall be made by only by a senior executive selection and oversight committee of up to three members of the Board of Directors (the "Oversight Committee"). During the term of this Agreement, the members of the Oversight Committee shall consist of the Consultant, the Shareholder Designee and an independent member of the Board of Directors.

4. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate the Shareholder and the Consultant for the breach of this Agreement by the Company, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement by the Company shall be the proper subject of a temporary or permanent injunction or straining order. Further, the Company waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

5. Notices. Any notices required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or one business day after deposit with a nationally recognized overnight delivery service. Notices to the Company shall be addressed to the Company at:

Venus Beauty Supply, Inc.

31-51 Steinway Street

Long Island City, NY 11103

with a required copy to:

Herbert H. Sommer, Esq.

Sommer & Schneider LLP

595 Stewart Avenue, Suite 710

Garden City, NY 11530

6. Termination. This Agreement shall automatically terminate upon the earlier of (a) the adjudication by a court of competent jurisdiction that the Company is bankrupt or insolvent, (b) the filing of a certificate of dissolution by the Company, (c) upon the written consent of the Shareholder and Consultant, (d) upon the listing of shares of the Company’s common stock on Nasdaq or the NYSE, or (e) on August 31, 2008.

7. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in particular instance and either retroactively or prospectively) only with the written consent of the Company, the Shareholder and the Consultant.

8. Severability. Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction, provided that the remaining provisions continue to reflect the intent of the parties hereto, and shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

9. Governing Law This Agreement shall be governed by and construed under the laws of Florida, unless the Company shall redomesticate in another jurisdiction, in which case the substantive corporate laws of such jurisdiction shall govern.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signature on a copy of this Agreement received by a Party by facsimile is binding upon the other Party as an original. The Parties agree that a photocopy of such facsimile may also be treated by the Parties as a duplicate original.

11. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

12. Liability of Shareholder. The Shareholder shall not, by reason of his ability to designate and cause the election of any member of the Board hereunder, or otherwise, be subject to any liability or obligation whatsoever with respect to the management and affairs of the Company or otherwise be or become responsible for any of the debts, liabilities or obligations of the Company.

13. Director Indemnification. In the event that any director designated under this Agreement shall be made or threatened to be made a party to any action, suit or proceeding with respect to which he may be entitled to indemnification by the Company pursuant to its corporate charter, by-laws or otherwise, such director shall be entitled to be represented in such action, suit or proceeding by the Company’s counsel of such director’s choice and the expenses of such representation shall be reimbursed by the Company to the extent provided in or authorized by said corporate charter, by-laws or other provision and permitted by applicable law. The Company and the other parties hereto agree not to take any action to amend any provision of the corporate charter or by-laws of the Company to delete or weaken any provision relating to indemnification or directors, as presently in effect, without the prior written consent of the Consultant and the Shareholder, for so long as the Shareholder or Consultant retain the right to designate directors as provided herein.

15. Exculpation; Rights of Parties. The parties to this agreement shall have the absolute right to exercise or refrain from exercising any rights that they may have by reason of this Agreement and no party shall incur any liability to any holder of shares of the Company as a result of such person exercising or refraining from exercising any such right.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Management Rights Agreement as of the date first above written.

COMPANY: VENUS BEAUTY SUPPLY, INC.,

a Florida corporation

Name: Sarah Boothe

Title: President

CONSULTANT

Gabriele M. Cerrone

Panetta Partners Ltd.,

a Colorado Limited Partnership

Name: Gabriele M. Cerrone

Title: Managing Partner